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                                                                     EXHIBIT 3.2

                              AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION OF
                            SGX PHARMACEUTICALS, INC.

      SGX Pharmaceuticals, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

      FIRST: The name of this corporation is SGX Pharmaceuticals, Inc. The corporation was originally incorporated under the name Protarch, Inc.

      SECOND: The date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was July 16, 1998.

      THIRD: The Certificate of Incorporation of said corporation shall be amended and restated to read in full as follows:

                                       I.

      The name of this corporation is SGX Pharmaceuticals, Inc. (the "COMPANY").

                                      II.

      The address of the registered office of the Company in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801 and the name of the registered agent of the Company in the State of Delaware at such address is The Corporation Trust Company.

                                      III.

      The purpose of the Company is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law ("DGCL").

                                      IV.

      A. The Company is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares of all classes of capital stock which the Company shall have authority to issue is 80,000,000, of which 75,000,000 shares shall be Common Stock, having a par value of $0.001 per share (the "COMMON STOCK"), and 5,000,000 shares shall be Preferred Stock, having a par value of $0.001 (the "PREFERRED STOCK").

      B. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Company (the "BOARD OF DIRECTORS") is hereby expressly authorized to provide for the issue of any or all of the remaining unissued and undesignated shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such

                                       1.
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            voting powers, full or limited, or no voting powers, and such designation, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issuance of such shares and as may be permitted by the DGCL. The Board of Directors is also expressly authorized to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any certificate of designation filed with respect to any series of Preferred Stock.

      C. Each outstanding share of Common Stock shall entitle the holder thereof to one vote on each matter properly submitted to the stockholders of the Company for their vote; provided, however, that, except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series of Preferred Stock are entitled, either separately or together as a class with the holders of one or more other series of Preferred Stock, to vote thereon by law or pursuant to this Amended and Restated Certificate of Incorporation (including any certificate of designation filed with respect to any series of Preferred Stock).

                                       V.

      For the management of the business and for the conduct of the affairs of the Company, and in further definition, limitation and regulation of the powers of the Company, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

      A. The management of the business and the conduct of the affairs of the Company shall be vested in its Board of Directors. The number of directors that shall constitute the Board of Directors shall be fixed exclusively by resolutions adopted by a majority of the authorized number of directors constituting the Board of Directors.

      B. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the directors shall be divided into three classes designated as Class I, Class II and Class III, respectively.

                                       2.
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            Directors shall initially be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. At the first annual meeting of stockholders following the filing date of this Amended and Restated Certificate of Incorporation (the "FILING DATE"), the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following such Filing Date, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following such Filing Date, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.

      Notwithstanding the foregoing provisions of this section, each director shall serve until his or her successor is duly elected and qualified or until his or her death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

      C. Neither the Board of Directors nor any individual director may be removed without cause. Subject to any limitation imposed by law, any individual director or directors may be removed with cause by the affirmative vote of the holders of at least 66-2/3% of the voting power of all then-outstanding shares of capital stock of the Company entitled to vote generally at an election of directors, voting together as a single class.

      D. Subject to the rights of the holders of any series of Preferred Stock that may come into existence from time to time, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, except as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director's successor shall have been elected and qualified.

      E. Subject to the rights of the holders of any series of Preferred Stock that may come into existence from time to time, the Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the Company. Any adoption, amendment or repeal of the Bylaws of the Company by the Board of Directors shall require the approval of a majority of the authorized number of directors. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the Company, subject to any restrictions which may be set forth in this Amended and

                                       3.
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            Restated Certificate of Incorporation (including any certificate of designation that may be filed from time to time); provided, however, that, in addition to any vote of the holders of any class or series of stock of the Company required by law or by this Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of at least 66 2/3% of the voting power of the then-outstanding shares of the capital stock of the Company entitled to vote generally at an election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws of the Company.

      F. The directors of the Company need not be elected by written ballot unless the Bylaws of the Company so provide.

      G. No action shall be taken by the stockholders of the Company except at an annual or special meeting of stockholders called in accordance with the Bylaws of the Company. No action shall be taken by the stockholders of the Company by written consent.

      H. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Company shall be given in the manner provided in the Bylaws of the Company.

                                      VI.

      A. The liability of a director of the Company for monetary damages shall be eliminated to the fullest extent under applicable law. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated to the fullest extent permitted by the DGCL, as so amended.

      B. Any repeal or modification of this Article VI shall be prospective and shall not affect the rights under this Article VI in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

                                      VII.

      A. The Company reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, except as provided in Section B of this Article VII, and all rights conferred upon the stockholders herein are granted subject to this reservation.

      B. Notwithstanding any other provisions of this Amended and Restated Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Company required by law or by this Amended and Restated Certificate of Incorporation or any certificate of designation filed with respect to a

                                       4.
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            series of Preferred Stock that may come into existence from time to time, the affirmative vote of the holders of at least 66 2/3% of the voting power of all of the then-outstanding shares of capital stock of the Company entitled to vote generally at an election of directors, voting together as a single class, shall be required to alter, amend or repeal Article V, VI or VII of this Amended and Restated Certificate of Incorporation.

                                     * * * *

      FOURTH: This Amended and Restated Certificate of Incorporation has been duly adopted and approved by the Board of Directors.

      FIFTH: This Amended and Restated Certificate of Incorporation has been duly adopted and approved by written consent of the stockholders in accordance with sections 228, 245 and 242 of the DGCL and written notice of such action has been given as provided in section 228.

                                       5.
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      IN WITNESS WHEREOF, SGX Pharmaceuticals, Inc. has caused this Amended and
Restated Certificate of Incorporation to be signed by its Chief Executive Officer in San Diego, California, this ___ day of ___________, 2005.

                                SGX PHARMACEUTICALS, INC.

                                _____________________________________________
                                Michael G. Grey
                                President and Chief Executive Officer